As filed with the Securities and Exchange Commission on February 10, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICRO FOCUS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Lawn, 22-30 Old Bath Road
Newbury, Berkshire
RG14 1QN
United Kingdom
+44 (0) 1635-565-459
(Address of principal executive office)

The Micro Focus International plc Incentive Plan 2005
Micro Focus Employee Stock Purchase Plan 2006
(Full title of the plan)

Brian McArthur-Muscroft
The Lawn, 22-30 Old Bath Road
Newbury, Berkshire
RG14 1QN
United Kingdom
+44 (0) 1635-565-459
(Name and address of agent for service and telephone number, including area code, of agent for service)

Copies to:
Richard Aftanas
Hogan Lovells US LLP
390 Madison Avenue
New York, New York 10017

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary Shares, par value £0.10 per share:
The Micro Focus International plc Incentive Plan 2005 - Ordinary Shares underlying outstanding but unexercised options	45,000(4)	$0.14	$6,300	$0.69
The Micro Focus International plc Incentive Plan 2005 - Ordinary Shares reserved for issuance	9,000,000(5)	$6.00	$54,000,000	$5,891.40
Employee Stock Purchase Plan 2006	2,200,000(6)	$6.00	$13,200,000	$1,440.12
Total:	11,245,000		$67,206,300	$7,332.21

(1)
The securities being offered hereby may be issued in the form of American Depositary Shares of the registrant (the “Micro Focus ADSs”). Each Micro Focus ADS represents one ordinary share, par value £0.10 per share, of the registrant (the “Ordinary Shares”). The Micro Focus ADSs will be issuable upon deposit of Ordinary Shares with Deutsche Bank Trust Company Americas, acting as the depositary, and have been registered under a registration statement on Form F-6 (Registration No. 333-219677) and on Form F-6 (Registration No. 333-220120).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional ordinary shares which become issuable because of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended. Based on the average of the high and low price for Ordinary Shares on the London Stock Exchange plc on February 3, 2021, and the buying rate for British pounds sterling of £1.00=$1.3647, based on the exchange rate by Bloomberg on February 3, 2021, with respect to the 9,000,000 Ordinary Shares that are currently authorized for issuance upon the exercise of awards under The Micro Focus International plc Incentive Plan 2005 (the “2005 Plan”), and 2,200,000 Ordinary Shares that are currently authorized for issuance upon the exercise of awards under the Micro Focus Employee Stock Purchase Plan 2006 (the “ESPP” and, together with the 2005 Plan, the “Plans”).  Based on the weighted average exercise price per share and the buying rate for British pounds sterling of £1.00=$1.3647, based on the exchange rate by Bloomberg on February 3, 2021, with respect to the 45,000 Ordinary Shares issuable upon the exercise of stock options outstanding but unexercised granted pursuant to the 2005 Plan.

(4)	Represents Ordinary Shares underlying outstanding but unexercised options under the 2005 Plan being registered hereon.

(5)	Represents Ordinary Shares that are reserved for issuance under the 2005 Plan being registered hereon

(6)	Represents Ordinary Shares that are reserved for issuance under the ESPP being registered hereon.

EXPLANATORY NOTE

Micro Focus International plc, a company organized under the laws of England and Wales (“Micro Focus” or the “Registrant”), is filing this Registration Statement Form S-8 with respect to Ordinary Shares issuable upon the exercise of awards granted under the Plans. All Ordinary Shares issuable under the Plans may be represented by Micro Focus ADSs, evidenced by American Depositary Receipts, each representing one Ordinary Share. Two separate Registration Statements on Form F-6 were filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2017 and on August 23, 2017, respectively, for the registration of ADSs evidenced by American Depositary Receipts issuable upon deposit of Ordinary Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information. *

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the “Note” to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Registrant’s annual report on Form 20-F filed on February 21, 2020 (File No. 001-38187);

(b)	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since October 31, 2019;

(c)(1)	The description of the Ordinary Shares and the ADSs included in the Registrant’s registration statement on Form 8-A filed on August 15, 2017, as amended (File No. 001-38187) (the “8-A”); and

(c)(2)	The portions of the Registrant’s prospectus filed August 22, 2017 pursuant to Rule 424(b)(3) under the Securities Act (File No. 333-219678) which are incorporated by reference in the 8-A.

All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s articles of association provide that, subject to the Companies Act 2006 of the United Kingdom, every person who is or was at any time a director, alternate director, or former director of the Registrant or of any of its subsidiaries may be indemnified out of the assets of the Registrant against all costs, charges, expenses, losses, damages and liabilities incurred by him or her in performing his duties or the exercise of his or her powers or otherwise in relation to such group company. Generally, under the Companies Act 2006 of the United Kingdom, a company may not indemnify its directors against personal liability covering: liability to the company in cases where the company sues the director (i.e., only liability to third parties can be the subject of an indemnity); liability for fines for criminal conduct or fines imposed by a regulator; or other liabilities, such as legal costs, in criminal cases where the director is convicted, or in civil cases brought by the company where the final judgment goes against the director.

The Registrant has entered into a deed of indemnity with each of its directors and officers. Except as prohibited by applicable law, these deeds of indemnity may require the Registrant, among other things, to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such directors and officers in any action or proceeding arising out of their service as a director or officer of the Registrant, or one of its subsidiaries, or arising out of the services provided to another company or enterprise at the Registrant’s request.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

Item 9.	Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)          To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Newbury, United Kingdom, on February 10, 2021.

Micro Focus International plc
By:	/s/ Brian McArthur-Muscroft
Name:	Brian McArthur-Muscroft
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Suzanne Chase, Stephen Murdoch and Brian McArthur‑Muscroft, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Stephen Murdoch	Chief Executive Officer and Executive Director	February 10, 2021
Stephen Murdoch	(Principal Executive Officer)

/s/ Brian McArthur-Muscroft	Chief Financial Officer	February 10, 2021
Brian McArthur-Muscroft	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory Lock
Gregory Lock	Chairman of the Board and Non-Executive Director	February 10, 2021

/s/ Karen Slatford
Karen Slatford	Senior Independent Non-Executive Director	February 10, 2021

/s/ Richard Atkins
Richard Atkins	Independent Non-Executive Director	February 10, 2021

/s/ Amanda Brown
Amanda Brown	Independent Non-Executive Director	February 10, 2021

/s/ Lawton Fitt
Lawton Fitt	Independent Non-Executive Director	February 10, 2021

/s/ Robert Youngjohns
Robert Youngjohns	Independent Non-Executive Director	February 10, 2021

/s/ Alexander van ‘t Noordende
Alexander van ‘t Noordende	Independent Non-Executive Director	February 10, 2021

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement to be signed on its behalf by the following persons in the capacities indicated on February 10, 2021.

Signatures	Title	Date

/s/ Donald J. Puglisi	Authorized Representative in the	February 10, 2021
Donald J. Puglisi, Puglisi & Associates	United States

EXHIBIT INDEX

Exhibit Number	Description
4.1
Articles of Association of Micro Focus International plc (incorporated herein by reference to Exhibit 1.1 to the Registrant’s annual report on Form 20-F (File No. 001-38187), filed with the Commission on February 21, 2020).

5.1*	Opinion of Travers Smith LLP.
23.1*	Consent of KPMG LLP
23.2*	Consent of PricewaterhouseCoopers LLP.
23.3*	Consent of Travers Smith LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page to this Registration Statement).
99.1
The Micro Focus International plc Incentive Plan 2005 (incorporated herein by reference to Exhibit 99.1 to the Registrant’s registration statement on Form S-8 (File No, 333-228207), filed with the Commission on November 6, 2018).

99.2*	Micro Focus Employee Stock Purchase Plan 2006.

*	Filed herewith.